UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 11/13/2015

BEMAX INC.
(Exact name of registrant as specified in its charter)

Nevada	333-197756	46-554081
(State or other jurisdiction)	(Commission file number)	(IRS Employer Identification No.)

625 Silver Oak Drive Dallas, GA (Address of principal executive offices)	30132 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Agreements with Kodiak Capital Group, LLC
We have entered into a $2.5 million common stock purchase agreement with Kodiak Capital Group, LLC, a Newport Beach-based institutional investor. We have agreed to file a registration statement with the U.S. Securities & Exchange Commission ("SEC") covering the shares that may be issued to Kodiak under the terms of the common stock purchase agreement. After the SEC has declared the registration statement related to the transaction effective, the company has the right at its sole discretion over a period of one year to sell up to $2.5 million of common stock under the terms set forth in the agreement. Proceeds from this transaction will be used to fund our inventory and for working capital.
In connection with the entering of the stock purchase agreement, we have paid a commitment fee of   1,100,000 shares in restricted common shares of our company to Kodiak,

Item 9.01 Exhibits
10.1 -   Equity Purchase Agreement with Kodiak Capital Group dated November 14, 2016
10.2 -   Registration Rights Agreement with Kodiak Capital Group dated November 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEMAX INC.

 (Registrant)

Date:  November 16, 2016

By: /s/ Taiwo Aimasiko

President/CEO